                                                                      Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the registration statement on Form N1-A (the "Registration Statement") of CitiFunds International Trust of our report dated December 14, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report of CitiFunds International Growth & Income Portfolio, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2000

                                                                      Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 24 to the registration statement on Form N1-A (the "Registration Statement") of CitiFunds International Trust of our report dated December 14, 1999, relating to the financial statements and financial highlights of the International Portfolio appearing in the October 31, 1999 Annual Report of CitiFunds International Growth & Income Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario
February 25, 2000